EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ECCO Energy Corp. (the "Company") on Form 10-Q/A for the quarter ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Samuel M. Skipper, Chief Executive Officer, and N. Wilson Thomas, Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ECCO ENERGY CORP.
Date: September 22, 2008	By: /s/ Samuel M. Skipper
Name: Samuel M. Skipper
Title: Chief Executive Officer

Date: September 22, 2008	By: /s/ N. Wilson Thomas
Name: N. Wilson Thomas
Title: Chief Financial Officer